 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 17, 2018 (January 17, 2018)

CAPSTONE SYSTEMS INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-207100	30-0867167
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25/F, First Trade Building, 985 Dong Fang Road,

Pudong Xinqu, Shanghai, China, 200000

(Address of principal executive offices)

(86) 021-61605313

(Registrant’s telephone number, including area code)

242 Dolenjska cesta, Ljubljana, Slovenia, 1000

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation

On January 17, 2018, Capstone System Inc. (the “Company”) amended its Articles of Incorporation with the State of Nevada in order to increase the authorized shares of common stock from 75,000,000 to 2,000,000,000 (the “Amendment”). The board of directors of the Company approved the Amendment on December 28, 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment, stating the increasing the authorized shares of common stock of the Company to 2,000,000,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capstone Systems, Inc.

Date: January 17, 2018	By:	/s/ Xu Jiyuan
	Name:	XU Jiyuan
	Title:	President

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